SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2003

Genesco Inc.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 367-7000

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURE

Item 9. Regulation FD Disclosure.

     Genesco Inc. announces plans for Hal N. Pennington, President and Chief Executive Officer, and James S. Gulmi, Senior Vice President-Finance and Chief Financial Officer, to make a presentation on the Company at the Goldman Sachs Third Annual Small Cap Retail Conference at 9:30 a.m. Eastern Time on Thursday, June 12, 2003. Mr. Pennington and Mr. Gulmi will also make a presentation on the Company at the Wachovia Securities 13th Annual Nantucket Conference at 9:00 a.m. Eastern Time on Friday, June 27, 2003. A live audio feed of each presentation will be accessible on the Internet through the Company’s website at www.genesco.com.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Genesco Inc.

By: Name: Title:	/s/ Roger G. Sisson Roger G. Sisson Secretary and General Counsel

Date: June 10, 2003

3